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                                                            EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports relating to the financial statements and schedule of Caldera Systems, Inc. (and to all references to our Firm) included in or made part of this registration statement.





/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP

Salt Lake City, Utah


March 14, 2001